                             BY-LAWS
                               OF
                   GENOVESE DRUG STORES, INC.

                            ARTICLE I
                          Shareholders

          Section 1.01. Annual Meeting. An annual meeting of shareholders for the election of directors and the transaction of any other business that may come before the meeting shall be held at the offices of the corporation in the City of New York or such other place as may be stated in the notice of the meeting on any Monday in the month of June of each year, or if that day is a legal holiday, then on the next succeeding business day, at eleven o'clock in the forenoon; but if for any reason such meeting shall not be held on such date, a special meeting may be held in lieu thereof upon the same notice as is hereinafter prescribed for annual meetings, and any elections held or other business transacted thereat shall have the same effect as if held or transacted at the annual meeting.

          Section 1.02. Special Meetings. Special meetings of the shareholders may be held for any purpose at any place as and when called by the Board of Directors or by the President or by any Senior Vice President of the Company. A Special Meeting of the Shareholders shall be called by the President or Secretary whenever requested in writing by the holders of at least eighty percent of the votes entitled to vote at any such meeting.

          Section 1.03. Action without a Meeting. Whenever the shareholders shall take any action by their written consent or consents without a meeting pursuant to General Corporation Laws of the State of Delaware, all such consents shall be lodged with the Secretary, who shall cause the same to be filed in due chronological order with the minutes of the meetings of shareholders.

          Section 1.04. Quorum. The holders of a majority of the votes entitled to vote, present in person or represented by proxy, shall be necessary to constitute a quorum at all meetings of shareholders. If a quorum is lacking at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such time and place as they may determine, and such meeting may be held as so adjourned without further notice.

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          Section 1.05.  Voting.  At all meetings of shareholders
all questions shall be decided and all actions taken by a majority of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote thereat except as a greater number of votes may be required by law or by the Certificate of Incorporation, and except that in any election of directors, only a plurality of the votes so cast shall be required for an election. Voting shall not be by ballot on any matter or at any election unless requested in advance of the vote by the person presiding at the meeting or by a shareholder present at the meeting in person or by proxy and entitled to vote thereat.

          Section 1.06.  Notice.  Unless waived as provided in
Article IV of these By-Laws, written notice of the place, date and hour, and (in the case of special meeting) of the purpose or purposes of every meeting of shareholders shall be given personally or by mail not less than ten or more than fifty days before the date of the meeting to each shareholder entitled to vote thereat. If given by mail, any such notice shall be addressed to each shareholder at his address as it appears on the corporation's record of shareholders or to such other address as the shareholder shall have requested the Secretary in writing to use for such purpose. The notice of every special meeting of shareholders shall indicate the person or persons by whom or at whose direction the meeting was called.

          Section 1.07. Record Date. The record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall, unless the board of directors shall have fixed in advance a different date, be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, then at the close of business on the day next preceding the day on which such meeting is held.

                           ARTICLE II
                       Board of Directors

          Section 2.01. Election - Number - Term. The board of directors shall be elected at the annual meeting of shareholders or at a special meeting held in lieu thereof. The number of directors chosen by the incorporators or elected at any annual meeting of shareholders or at any special meeting held in lieu thereof shall constitute the entire board of directors, except that newly created directorships or vacancies may be filled by the board of directors prior to the next annual or special meeting of the shareholders, or as otherwise expressly provided by resolution of the shareholders, and except that in no event shall the number of directors be less than three or more than fifteen. Each director shall hold office
      until the next annual meeting or at such special meeting of the shareholders called for the purpose of which includes the election of directors, and until his or her successor has been elected and qualified.

          Upon the election of at least nine directors, the said directors shall be divided into three classes consisting of a minimum of three directors in each class; the terms of office of the directors initially classified shall be as follows: the first class shall expire at the next annual meeting of the shareholders, the second class at the second succeeding annual meeting and the third class at the third succeeding annual meeting; at each annual meeting of shareholders after the initial classification, directors to replace those whose term expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders.

          Section 2.02. Removal. Any director may be removed for cause by the vote of eighty (80%) percent of the votes entitled to be cast at a special meeting of the shareholders called for that purpose or by the unanimous written consent of the shareholders without a meeting.

          Section 2.03. Vacancies occurring in the board of directors for any reason may be filled for the unexpired portion of the term by the votes of a majority of the remaining directors, although if less than a quorum exists, at any special meeting called for that purpose or at any regular meeting, except that a vacancy caused by the action of the shareholders in removing a director or in increasing the number of directors shall be filled only by the shareholders.

          Section 2.04. Annual Meeting. The annual meeting of the board of directors for the appointment of officers and the transaction of any other business that may come before the meeting may be held without notice immediately following the annual meeting of shareholders or special meeting held in lieu thereof, and at the same place, or it may be held at such other time or place as may be designated by a resolution adopted at such annual meeting or special meeting in lieu of the annual meeting of shareholders.

          Section 2.05. Other Meetings. The board of directors may from time to time by resolution fix in advance a place and time for holding regular meetings of the board, and except as otherwise provided by law or by the By-Laws, such meetings may be held and any business may be transacted thereat without notice. Special meetings of the board may be held at any place and time and for any purpose when called by the Chairman, President or Senior Vice President on two days written notice of the place and time thereof given or mailed to each director.

          Section 2.06. Quorum - Voting. At all meetings of the board of directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of all business, but if a quorum is not present at any meeting, those present by a majority vote may adjourn the meeting to such place and time as they may determine, and such meeting may be held as so adjourned without further notice. Except as otherwise provided by law, by the certificate of incorporation or by the By-Laws, all action of the board shall be taken by the votes of a majority of the directors present at the time of the vote, a quorum being present at such time.

          Section 2.07. Conflict of Interest. No director shall be disqualified by his office from contracting with the corporation, either as a vendor, purchaser or otherwise, nor shall any such contract, nor any contract or arrangement entered into by or on behalf of the corporation in which any director shall be in any way interested, be avoided; nor shall any director so contracting, or being so interested, be liable to account to the corporation for any profit realized in any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established; but the nature of the director's interest must be disclosed by him at the meeting of the board of directors at which the contract or arrangement is determined on, if his interest then exists, or, in any other case, at the first meeting of the directors after the acquisition of his interest.

          A general notice, in writing, that a director is a member of any specified partnership, company or corporation, and is to be regarded as interested in any subsequent transaction with such partnership, company or corporation, shall be sufficient disclosure hereunder and, after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such partnership, company or corporation.

          Section 2.08. Action without a Meeting. Unless the Certificate of Incorporation provides otherwise, any action required or permitted to be taken at a meeting of the board of directors or any committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors or members of the committee entitled to vote with respect to the subject matter thereof.

          Section 2.09. Meeting by Electronic Means. Unless the Certificate of Incorporation provides otherwise, members of the board of directors or any committee thereof may participate in a meeting of the board of directors, or any committee thereof, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear
      each other at the same time, and such participation by such means shall constitute presence in person at the meeting.

                           ARTICLE III
                            Officers

          Section 3.01. Appointment - Term. The board of directors at its first meeting after the adoption of these By-Laws and at each annual meeting of the board held thereafter shall appoint a Chairman of the Board of Directors, a President, Senior Vice Presidents, a Treasurer and a Secretary, each of whom shall, subject to the right of the board of directors to remove any officer at pleasure, hold office until the next annual meeting and until his successor has been appointed and qualified. Any two or more offices may be held by the same person except the offices of President and Secretary.

          Section 3.02.  The Chairman of the Board of Directors.
The Chairman of the Board of Directors shall preside at all meetings of the board, and he shall perform all other duties as may be delegated to him by the board of directors.

          Section 3.03. The President. The President shall be the chief executive officer and general manager of the corporation.
He shall be ex officio a member of all committees of the board.
He shall preside at all meetings of the shareholders, and he shall have and perform all the other powers and duties customary to his office.

          Section 3.04. Senior Vice Presidents. The Senior Vice Presidents shall, unless the board of directors shall otherwise order, perform the duties and have the powers of the President during his absence or disability or in the event of a vacancy in his office. He shall have such other duties and powers as may from time to time be delegated to him by the President or designated by the board of directors.

          Section 3.05. The Treasurer. Subject to the orders of the board of directors, the Treasurer shall have charge of the financial affairs of the corporation. He shall have the care and custody of the funds, securities and valuable papers of the corporation, shall keep or cause to be kept under his supervision proper books of account for the corporation, and shall render such reports on the financial condition of the corporation as the President or the board of directors may from time to time require.

          Section 3.06. The Secretary. The Secretary shall record or file in a permanent book or books to be kept in his custody
      minutes on all meetings of the shareholders, the board of directors and any standing committee of the board and all original signed consents of shareholders filed pursuant to Section 1.03 of the By-Laws. He shall have custody of the corporate seal and of the records of the corporation other than the books of account, and shall have such other duties and powers, not inconsistent with these By-Laws, as may from time to time be delegated to him by the President or designated by the board of directors.

          Section 3.07. Other Officers. The board of directors may from time to time appoint such other officers as it shall deem necessary or advisable. All such officers shall serve at the pleasure of the board and have such powers and duties as the President may delegate to them or as the board may prescribe.


          Section 3.08.  Compensation.  The officers of the
corporation shall receive only such compensation as the board of directors may from time to time determine.

                           ARTICLE IV
                    Miscellaneous Provisions

          Section 4.01. Insurance, Transfer and Registration of Certificates Representing Shares. The board of directors may from time to time make and alter such rules and regulations, not inconsistent with law, the Certificate of Incorporation or the By-Laws, as it may determine concerning the form, issuance, transfer and registration of certificates representing shares, and by the issuance of duplicate certificates to replace certificates lost or destroyed, provided that only a person registered in the corporation's record of shareholders as the owner of shares of the corporation shall be entitled to receive dividends, to vote, to receive notices, or to exercise or enjoy any other rights as the owner of such shares.

          Section 4.02. Waiver of Notice. Notwithstanding any provision of these By-Laws with respect to notice, no notice of any meeting of shareholders or of the board of directors need be given to any person who submits a signed waiver of notice of such meeting before or after the meeting. Any shareholder who is present at any meeting of shareholders in person or represented thereat by proxy and who does not protest the failure to give notice of such meeting prior to the conclusion thereof, and any director who is present at any meeting of the board of directors and who does not protest the failure to give notice of such meeting prior to or at the commencement thereof, shall be deemed to have waived notice of
      such meeting with the same effect for all purposes as if he had submitted a signed waiver of notice as above provided.

          Section 4.03.  Seal.  The corporation shall have a
corporate seal which shall contain the name of the corporation and the state and year of its incorporation, and be in other respects in such form as the board of directors shall approve.


          Section 4.04.  Fiscal Year.  The fiscal year of the
corporation shall be the period of twelve calendar months ending on the Friday closest to the last day of January in each year.

                            ARTICLE V
                            Indemnity

          Section 5.01.  Indemnity of Directors and Officers.
A director or officer of the corporation, whether or not then in office, or a person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Directors, officers, employees or agents shall be entitled to indemnity except in instances where it is determined that said director, officer, employee or agent was guilty of gross negligence in the performance of his or her duty to the corporation or its shareholders. The corporation may advance expenses for a director's, officer's, employee's or agent's defense prior to a final disposition of a claim provided said director, officer, employee or agent executes an undertaking to repay advances from the corporation if it is ultimately determined that he or she is not entitled to indemnity.


          Section 5.02. Indemnity of Directors and Officers of Wholly Owned Subsidiaries. A director or officer of any wholly owned subsidiary of the corporation, whether or not then in office, or a person whose testator or intestate was such a director officer, shall also be indemnified by the corporation for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Directors, officers, employees or agents shall be entitled to indemnity except in instances where it is determined that said director, officer, employee or agent was guilty of gross
      negligence in the performance of his or her duty to the corporation or its shareholders. The corporation may advance expenses for a director's, officer's, employee's or agent's defense prior to a final disposition of a claim provided said director, officer, employee or agent executes an undertaking to repay advances from the corporation if it is ultimately determined that he or she is not entitled to indemnity.

                           ARTICLE VI
                           Amendments

          Section 6.01.  Adoption and Amendment of By-Laws.
These By-Laws shall take effect upon adoption by all of the stockholders. Thereafter, By-Laws may be adopted, amended or repealed by the shareholders or by the board of directors at any annual or regular meeting, or at any special meeting called for that purpose, but any By-Law adopted by the board may be amended or repealed by the shareholders, and if any By-Law regulating an impending election of directors shall be adopted, amended or repealed by the board, the notice of the next meeting of shareholders for the election of directors shall include the text of the By-Law so adopted, amended or repealed together with a concise statement of the changes made.